Exhibit 99.1

Natural Health Trends Reports Second Quarter 2023 Financial Results

–	Total orders taken were roughly flat despite stronger U.S. dollar, Hong Kong orders increased 5% year-over-year
–	Cash flows from operations before tax installment payment was positive, an improvement from the first quarter
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – August 2, 2023 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended June 30, 2023.

Second Quarter 2023 Financial Highlights

•

Revenue of $10.5 million decreased 21% compared to $13.4 million in the second quarter of 2022. The decrease in revenue was primarily due to the changes in deferred revenue in the two respective quarters. Deferred revenue increased $1.2 million in the second quarter of 2023 but decreased $1.4 million in the same quarter last year, accounting for $2.6 million of the $2.8 million revenue variance.

•	Operating loss was $743,000 compared to operating income of $215,000 in the second quarter of 2022.

•	Net loss was $219,000, or $0.02 per diluted share, compared to net income of $183,000, or $0.02 per diluted share, in the second quarter of 2022.

•	The number of Active Members[1] was down 4% to 36,730 at June 30, 2023 compared to 38,330 at March 31, 2023, and decreased 15% compared to 43,020 at June 30, 2022.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2023 Financial Highlights

•

Revenue of $22.4 million decreased 10% compared to $24.9 million in the first six months of 2022. The revenue decrease was primarily due to the changes in deferred revenue in the two respective six-month periods. Deferred revenue increased $1.3 million in 2023 but decreased $1.8 million in the same period a year ago, resulting in a $3.1 million revenue variance.

•	Operating loss was $1.1 million compared to $168,000 in the first six months of 2022.

•	Net income was $38,000, or breakeven per diluted share, compared to $78,000, or $0.01 per diluted share, in the first six months of 2022.

Management Commentary

“Despite tepid consumer sentiment in post zero-Covid China, we were able to generate orders roughly comparable to a year ago as orders in Hong Kong increased 5% year-over-year. However, as most of the orders were received in mid to late June, they did not all ship during the quarter. This late surge in orders followed our first large-scale event in more than three years in Macau where nearly 900 guests attended and we kicked off an incentive that helped bring in more order volume. We’re pleased to see that our events and programs resonate with our members and they positively respond to our initiatives,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “We continue to make progress on key initiatives to drive engagement and improve customer experience. We remain committed and focused on our business essentials of providing top-quality, in-demand products to consumers and supporting our dedicated members and leaders on their NHT Global journey.”

Balance Sheet and Cash Flow

•

Net cash used in operating activities was $3.3 million in the first six months of 2023 compared to $3.5 million in the first six months of 2022. Before tax installment payments, the liability of which arises from the 2017 U.S. Tax Cuts and Jobs Act (the “Act Act”), cash used in operating activities was $307,000 in the first six months 2023, versus $1.9 million in the comparable period a year ago. Of the total Tax Act liability of $20.2 million, $11.1 million has been paid to date.

•	Total cash and cash equivalents were $61.6 million at June 30, 2023, down from $66.6 million at March 31, 2023.
•

On July 31, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on August 25, 2023 to stockholders of record as of August 15, 2023.

Second Quarter 2023 Financial Results Conference Call

Management will host a conference call to discuss the second quarter 2023 financial results today, Wednesday, August 2, 2023 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, August 2, 2023
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13739190
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1618885&tp_key=88a2fd9f8e

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on August 2, 2023 through 11:59 p.m. Eastern Time on August 9, 2023 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13739190.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 3, 2023 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,567	$69,667
Inventories	4,715	4,525
Other current assets	3,665	3,359
Total current assets	69,947	77,551
Property and equipment, net	311	394
Operating lease right-of-use assets	3,601	3,992
Restricted cash	38	79
Deferred tax asset	273	195
Other assets	646	606
Total assets	$74,816	$82,817
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$725	$810
Income taxes payable	3,939	2,972
Accrued commissions	2,562	2,943
Other accrued expenses	1,235	1,181
Deferred revenue	6,851	5,597
Amounts held in eWallets	4,335	4,895
Operating lease liabilities	1,054	1,135
Other current liabilities	837	905
Total current liabilities	21,538	20,438
Income taxes payable	5,054	9,098
Deferred tax liability	140	141
Operating lease liabilities	2,659	2,989
Total liabilities	29,391	32,666
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,558	86,102
Accumulated deficit	(13,626)	(9,056)
Accumulated other comprehensive loss	(1,245)	(1,004)
Treasury stock, at cost	(24,275)	(25,904)
Total stockholders’ equity	45,425	50,151
Total liabilities and stockholders’ equity	$74,816	$82,817

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$10,511	$13,360	$22,372	$24,906
Cost of sales	2,666	3,392	5,697	6,300
Gross profit	7,845	9,968	16,675	18,606
Operating expenses:
Commissions expense	4,508	5,767	9,500	10,507
Selling, general and administrative expenses	4,080	3,986	8,312	8,267
Total operating expenses	8,588	9,753	17,812	18,774
Income (loss) from operations	(743)	215	(1,137)	(168)
Other income, net	442	175	1,123	285
Income (loss) before income taxes	(301)	390	(14)	117
Income tax provision (benefit)	(82)	207	(52)	39
Net income (loss)	$(219)	$183	$38	$78
Net income (loss) per common share:
Basic	$(0.02)	$0.02	$0.00	$0.01
Diluted	$(0.02)	$0.02	$0.00	$0.01
Weighted average common shares outstanding:
Basic	11,432	11,346	11,428	11,300
Diluted	11,432	11,424	11,439	11,424

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38	$78
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	91	106
Share-based compensation	85	—
Noncash lease expense	564	599
Deferred income taxes	(82)	12
Changes in assets and liabilities:
Inventories	(228)	7
Other current assets	(362)	1,002
Other assets	(52)	1
Accounts payable	(82)	2
Income taxes payable	(3,076)	(1,390)
Accrued commissions	(374)	(531)
Other accrued expenses	68	(132)
Deferred revenue	1,270	(1,788)
Amounts held in eWallets	(541)	(862)
Operating lease liabilities	(595)	(600)
Other current liabilities	(64)	(4)
Net cash used in operating activities	(3,340)	(3,500)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14)	(78)
Net cash used in investing activities	(14)	(78)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(4,608)	(4,570)
Net cash used in financing activities	(4,608)	(4,570)
Effect of exchange rates on cash, cash equivalents and restricted cash	(179)	(506)
Net decrease in cash, cash equivalents and restricted cash	(8,141)	(8,654)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	69,746	84,365
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$61,605	$75,711
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$(125)	$77